SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported) September 11, 1996
                                                    -------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                (State or Other Jurisdiction of Incorporation)



           1-8483                                    95-3825062
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(Commission File Number)                    (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California            90245
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(Address of Principal Executive Offices)                              (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)



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Item 5.           Other Events



On September 11, 1996, the following news release was issued:





                Unocal Completes Exchange Offer; Calls Remaining
                  Outstanding $3.50 Convertible Preferred Stock
                  ---------------------------------------------



         El Segundo, Calif., Sept. 11, 1996 -- Unocal Corporation today announced the completion of its offer to exchange new, 6-1/4% Trust Convertible Preferred Securities of Unocal Capital Trust for shares of the company's $3.50 Convertible Preferred Stock. In addition, Unocal said it will redeem the remaining outstanding $3.50 Convertible Preferred Stock that was not tendered in the exchange offer.

         Unocal said that 10,437,873 of the 6-1/4% Trust Convertible Preferred Securities, which have an aggregate liquidation value of nearly $522 million, were exchanged for 9,352,962 shares of the $3.50 Convertible Preferred Stock.

         Unocal said it is calling for redemption the remaining 897,038 shares of the $3.50 Convertible Preferred Stock. These shares will be redeemed on Oct. 11, 1996, for a cash payment of $52.936 per share (includes an amount equal to the accumulated dividend from July 15, 1996, through Oct. 10, 1996), unless the holder converts the preferred shares into Unocal common stock prior to the close of business on Oct. 11, 1996.

         Each share of $3.50  Convertible  Preferred  Stock is convertible  into
1.626 shares of Unocal common stock.

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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.







                                                    UNOCAL CORPORATION
                                                       (Registrant)




Date:  September 11, 1996                           By: /s/ STANLEY Y. HANAOKA
- -------------------------                           ----------------------
                                                       Stanley Y. Hanaoka
                                                       Assistant Comptroller



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